UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities and Exchange Act of 1934
Date of Report (Date of earliest event reported): March 24, 2010
STARBUCKS CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Washington	0-20322	91-1325671
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2401 Utah Avenue South, Seattle, Washington 98134
(Address of Principal Executive Offices)
(206) 447-1575
(Registrant’s Telephone Number, including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
On March 24, 2010, Starbucks Corporation (the “Company”) announced that its Board of Directors has approved the initiation of a cash dividend to its shareholders. The quarterly dividend of $0.10 per share will be paid on April 23, 2010, to shareholders of record on the close of business on April 7, 2010. The Company also announced that its Board of Directors has authorized the repurchase by the Company of an additional 15 million shares of the Company’s common stock. This authorization is in addition to the 6.3 million shares that remain available for repurchase under previous authorizations. A copy of the press release announcing the dividend and share repurchase authorization is attached as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	Press release dated March 24, 2010

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

STARBUCKS CORPORATION
Dated: March 24, 2010
	By:	/s/ Troy Alstead
Troy Alstead
executive vice president, chief financial officer and chief administrative officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated March 24, 2010